Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-224333-03 on Form S-3 of our report dated February 23, 2018, relating to the consolidated financial statements and financial statement schedule of Northern States Power Company, a Wisconsin corporation, and subsidiaries appearing in this Annual Report on Form 10-K/A of Northern States Power Company, a Wisconsin corporation, for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
July 27, 2018